Exhibit 99.1

FOR IMMEDIATE RELEASE
Nu Skin Enterprises Reports Fourth Quarter and Full-year 2023 Results
Above Company Guidance
Company updates capital allocation priorities, announces dividend and provides initial outlook for Q1 and FY 2024
PROVO, Utah — Feb. 14, 2024 — Nu Skin Enterprises Inc. (NYSE: NUS) today announced fourth quarter and full-year 2023 results slightly above its latest guidance.
Executive Summary
Q4 2023 vs. Prior-year Quarter
Revenue	$488.6 million; (6)% • (1)% FX impact or $(7.2) million • Rhyz revenue $65.1 million; 101%
Earnings Per Share (EPS)	$0.15 or $0.37 excluding restructuring and other charges, compared to $1.15 or $0.89 excluding restructuring and impairment charges and a favorable tax rate in Q4 22
Customers	977,039; (15)%
Paid Affiliates	166,886; (30)% or (13)% excluding an adjustment to eligibility requirements
Sales Leaders	44,059; (10)%

Executive Summary
2023 vs. 2022
Revenue:	$1.97 billion; (12)% • (3)% FX impact or $(60.4) million • Rhyz revenue $216.6 million; 41%
Earnings Per Share (EPS):	$0.17 or $1.85 excluding inventory write-off and other charges, compared to $2.07 or $2.90 excluding restructuring and impairment charges

Nu Skin Enterprises Reports Fourth Quarter and 2023 Financial Results	page 2
“While we continue to work toward our long-term vision of becoming the world’s leading integrated beauty and wellness platform, our progress was impacted by persistent macro-economic pressures and disruptions associated with transforming our business,” said Ryan Napierski, Nu Skin president and CEO. “This was particularly evident with our fourth quarter results, which were down in our Americas, South Korea and Europe & Africa segments. This was offset by seasonal promotions in Mainland China, stabilization in Japan and modest growth in our Hong Kong/Taiwan segment. In addition, we achieved strong growth in our Rhyz businesses, which accounted for 13 percent of our revenue in the fourth quarter.

“We are committed to generating long-term enterprise value by repositioning our company to win in the rapidly evolving beauty and wellness industries by further transforming our core Nu Skin business and accelerating investment in our rapidly growing Rhyz ecosystem,” continued Napierski. “To enhance this transformation, we are reassessing our approach to capital allocation to invest in long-term growth and business evolution. This initiative aims to grant us increased financial flexibility, enabling us to effectively seize forthcoming growth opportunities. This includes rebalancing our dividend payout ratio to be in line with or better than our industry peers. With the additional available capital, we will focus our investments relatively evenly across three key initiatives: 1) accelerating the growth opportunities in Rhyz; 2) facilitating a new market expansion model beginning with India anticipated in 2025; and 3) furthering the build-out of our digital-first affiliate opportunity platform. While we continue to navigate the challenges of a business transformation amid these disruptive times, we have fine-tuned our strategy and remain confident in our ability to generate long-term growth and value for shareholders.”
Q4 2023 Year-over-year Operating Results

Revenue	$488.6 million compared to $522.3 million • (1)% FX impact or $(7.2) million • Rhyz revenue $65.1 million; 101%
Gross Margin	72.1% compared to 71.7% • Nu Skin business was 77.4% compared to 74.9%
Selling Expenses	37.1% compared to 38.5% • Nu Skin business was 40.8% compared to 40.5%
G&A Expenses	29.7% compared to 24.4%
Operating Margin	3.3% or 6.4% excluding restructuring and other charges compared to 5.3% or 8.8% excluding restructuring and impairment charges
Other Expense	$(6.7) million compared to $(3.1) million
Income Tax Rate	21.9% or 24.9% excluding restructuring and other charges compared to (134.9)% or (3.7)% excluding restructuring and impairment charges
EPS	$0.15 or $0.37 excluding restructuring and other charges compared to $1.15 or $0.89 excluding restructuring and impairment charges and a tax method change

Nu Skin Enterprises Reports Fourth Quarter and 2023 Financial Results	page 3
Stockholder Value

Dividend Payments	$19.3 million
Stock Repurchases	$0.0 million • $162.4 million remaining in authorization

Q1 and Full-year 2024 Outlook

Q1 2024 Revenue	$400 to $435 million; (17)% to (10)% • Approximately (3) to (2)% FX impact
Q1 2024 EPS	$(0.07) to $0.03 or $0.00 to $0.10 non-GAAP
2024 Revenue	$1.73 to $1.87 billion; (12)% to (5)% • Approximately (1)% FX impact
2024 EPS	$0.75 to $1.15 or $0.95 to $1.35 non-GAAP

“Our initial 2024 guidance assumes the global macro environment remains challenging in the near-term, improving throughout the year,” said James D. Thomas, chief financial officer. “Our annual revenue guidance is $1.73 to $1.87 billion, with an approximate 1% foreign currency headwind. We anticipate reported EPS of $0.75 to $1.15 or adjusted earnings of $0.95 to $1.35, excluding charges associated with our extended restructuring plan. Our guidance reflects an anticipated higher global effective tax rate, primarily due to the expected geographical mix of earnings during the year. For the first quarter, we project revenue of $400 to $435 million, assuming a negative foreign currency impact of approximately 3%, with reported earnings per share of $(0.07) to $0.03 or $0.00 to $0.10 excluding restructuring charges.”

Dividend Payout
The Nu Skin Enterprises board of directors has declared a quarterly cash dividend of $0.06 per share, which will be paid on March 6, 2024, to shareholders of record on Feb. 26, 2024.

Nu Skin Enterprises Reports Fourth Quarter and 2023 Financial Results	page 4
Conference Call
The Nu Skin Enterprises management team will host a conference call with the investment community today at 5 p.m. (ET). Those wishing to access the webcast, as well as the financial information presented during the call, can visit the Investor Relations page on the company’s website at ir.nuskin.com. A replay of the webcast will be available on the same page through Feb. 28, 2024.

About Nu Skin Enterprises Inc.
The Nu Skin Enterprises Inc. (NYSE: NUS) family of companies includes Nu Skin and Rhyz Inc. Nu Skin is an integrated beauty and wellness company, powered by a dynamic affiliate opportunity platform, which operates in nearly 50 markets worldwide. Backed by nearly 40 years of scientific research, the company’s products help people look, feel and live their best with brands including Nu Skin® personal care, Pharmanex® nutrition and ageLOC® anti-aging, which includes an award-winning line of beauty device systems. Formed in 2018, Rhyz is a synergistic ecosystem of consumer, technology and manufacturing companies focused on innovation within the beauty, wellness and lifestyle categories.

Important Information Regarding Forward-Looking Statements: This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that represent the company’s current expectations and beliefs. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws and include, but are not limited to, statements of management’s expectations regarding the macro environment and the company’s performance, growth and growth opportunities, shareholder value, financial flexibility, transformation, evolution, investments, initiatives, digital tools and initiatives, and new market expansion; projections regarding revenue, expenses, tax rates, earnings per share, foreign currency fluctuations, future dividends, uses of cash and other financial items; statements of belief; and statements of assumptions underlying any of the foregoing. In some cases, you can identify these statements by forward-looking words such as “believe,” “expect,” “aim,” “commit,” “reposition”, “anticipate,” “accelerate,” “project,” “vision,” “continue,” “outlook,” “guidance,” “improve,” “will,” “would,” “could,” “may,” “might,” the negative of these words and other similar words.
The forward-looking statements and related assumptions involve risks and uncertainties that could cause actual results and outcomes to differ materially from any forward-looking statements or views expressed herein. These risks and uncertainties include, but are not limited to, the following:

•	any failure of current or planned initiatives or products to generate interest among the company’s sales force and customers and generate sponsoring and selling activities on a sustained basis;
•
risk that direct selling laws and regulations in any of the company’s markets, including the United States and Mainland China, may be modified, interpreted or enforced in a manner that results in negative changes to the company’s business model or negatively impacts its revenue, sales force or business, including through the interruption of sales activities, loss of licenses, increased scrutiny of sales force actions, imposition of fines, or any other adverse actions or events;

•	economic conditions and events globally;

Nu Skin Enterprises Reports Fourth Quarter and 2023 Financial Results	page 5
•	competitive pressures in the company’s markets;
•	risk that epidemics, including COVID-19 and related disruptions, or other crises could negatively impact our business;
•	adverse publicity related to the company’s business, products, industry or any legal actions or complaints by the company’s sales force or others;
•	political, legal, tax and regulatory uncertainties, including trade policies, associated with operating in Mainland China and other international markets;
•	uncertainty regarding meeting restrictions and other government scrutiny in Mainland China, as well as negative media and consumer sentiment in Mainland China on our business operations and results;
•	risk of foreign-currency fluctuations and the currency translation impact on the company’s business associated with these fluctuations;
•	uncertainties regarding the future financial performance of the businesses the company has acquired;
•
risks related to accurately predicting, delivering or maintaining sufficient quantities of products to support planned initiatives or launch strategies, and increased risk of inventory write-offs if the company over-forecasts demand for a product or changes its planned initiatives or launch strategies;

•
regulatory risks associated with the company’s products, which could require the company to modify its claims or inhibit its ability to import or continue selling a product in a market if the product is determined to be a medical device or if the company is unable to register the product in a timely manner under applicable regulatory requirements; and

•
the company’s future tax-planning initiatives, any prospective or retrospective increases in duties or tariffs on the company’s products imported into the company’s markets outside of the United States, and any adverse results of tax audits or unfavorable changes to tax laws in the company’s various markets.

The company’s financial performance and the forward-looking statements contained herein are further qualified by a detailed discussion of associated risks set forth in the documents filed by the company with the Securities and Exchange Commission. The forward-looking statements set forth the company’s beliefs as of the date that such information was first provided, and the company assumes no duty to update the forward-looking statements contained in this release to reflect any change except as required by law.

Non-GAAP Financial Measures: Constant-currency revenue change is a non-GAAP financial measure that removes the impact of fluctuations in foreign-currency exchange rates, thereby facilitating period-to-period comparisons of the company’s performance. It is calculated by translating the current period’s revenue at the same average exchange rates in effect during the applicable prior-year period and then comparing that amount to the prior-year period’s revenue. The company believes that constant-currency revenue change is useful to investors, lenders and analysts because such information enables them to gauge the impact of foreign-currency fluctuations on the company’s revenue from period to period.
Earnings per share, operating margin and income tax rate, each excluding inventory write-off charges, restructuring charges, and/or other charges, also are non-GAAP financial measures. Inventory write-off charges and restructuring charges are not part of the ongoing operations of our underlying business, and the legal accrual and non-recurring foreign tax charge that have been excluded in the non-GAAP financial measures are not typical for our ongoing operations. The company believes that these non-GAAP financial measures are useful to investors, lenders and analysts because removing the impact of these charges facilitates period-to-period comparisons of the company’s performance. Please see the reconciliations of these items to our earnings per share, operating margin and income tax rate calculated under GAAP, below.

Nu Skin Enterprises Reports Fourth Quarter and 2023 Financial Results	page 6
The following table sets forth revenue for the three-month periods ended December 31, 2023, and 2022 for each of our reportable segments (U.S. dollars in thousands):
	Three Months Ended December 31,		Change	Constant- Currency Change
	2023	2022
Nu Skin
Americas	$97,753	$128,921	(24)%	(19)%
Mainland China	71,516	73,935	(3)%	(2)%
Southeast Asia/Pacific	66,889	76,606	(13)%	(12)%
South Korea	48,380	60,029	(19)%	(22)%
Japan	50,966	53,877	(5)%	(1)%
Europe & Africa	47,892	55,337	(13)%	(18)%
Hong Kong/Taiwan	41,209	39,789	4%	5%
Nu Skin other	(1,066)	1,525	(170)%	(170)%
Total Nu Skin	423,539	490,019	(14)%	(12)%
Rhyz
Manufacturing	50,363	29,560	70%	70%
Rhyz other	14,738	2,761	434%	434%
Total Rhyz	65,101	32,321	101%	101%
Total	$488,640	$522,340	(6)%	(5)%

The following table sets forth revenue for the years ended December 31, 2023, and 2022 for each of our reportable segments (U.S. dollars in thousands):
	Year Ended December 31,		Change	Constant- Currency Change
	2023	2022
Nu Skin
Americas	$398,222	$508,537	(22)%	(18)%
Mainland China	298,079	360,389	(17)%	(13)%
Southeast Asia/Pacific	267,206	344,411	(22)%	(21)%
South Korea	236,099	268,707	(12)%	(11)%
Japan	207,833	224,896	(8)%	(1)%
Europe & Africa	192,352	204,275	(6)%	(8)%
Hong Kong/Taiwan	153,589	157,197	(2)%	1%
Nu Skin other	-858	3,959	(122)%	(122)%
Total Nu Skin	1,752,522	2,072,371	(15)%	(13)%
Rhyz
Manufacturing	181,395	149,458	21%	21%
Rhyz other	35,214	3,830	819%	819%
Total Rhyz	216,609	153,288	41%	41%
Total	$1,969,131	$2,225,659	(12)%	(9)%

Nu Skin Enterprises Reports Fourth Quarter and 2023 Financial Results	page 7
The following table provides information concerning the number of Customers, Paid Affiliates and Sales Leaders in our core Nu Skin business for the three-month periods ended December 31, 2023, and 2022:
	Year Ended December 31,		Change
	2023	2022
Customers
Americas	231,183	299,287	(23)%
Mainland China	207,276	202,933	2%
Southeast Asia/Pacific	106,471	141,183	(25)%
South Korea	103,151	123,749	(17)%
Japan	113,670	119,152	(5)%
Europe & Africa	163,178	197,917	(18)%
Hong Kong/Taiwan	52,110	62,903	(17)%
Total Customers	977,039	1,147,124	(15)%

Paid Affiliates
Americas	31,910	42,633	(25)%
Mainland China	25,889	23,436	10%
Southeast Asia/Pacific	34,404	38,653	(11)%
South Korea(1)	22,166	45,058	(51)%
Japan(1)	22,417	38,021	(41)%
Europe & Africa(1)	18,888	31,869	(41)%
Hong Kong/Taiwan(1)	11,212	17,286	(35)%
Total Paid Affiliates	166,886	236,956	(30)%

Sales Leaders
Americas	7,126	9,594	(26)%
Mainland China	11,296	12,359	(9)%
Southeast Asia/Pacific	6,418	6,999	(8)%
South Korea	5,249	6,094	(14)%
Japan	7,086	5,936	19%
Europe & Africa	3,968	4,740	(16)%
Hong Kong/Taiwan	2,916	3,015	(3)%
Total Sales Leaders	44,059	48,737	(10)%

(1)  The December 31, 2023, number is affected by a change in eligibility requirements for receiving certain rewards within our compensation structure. We plan to implement these changes in additional segments over the next several quarters. We estimate the change in eligibility requirements resulted in a reduction of approximately 14 thousand, 15 thousand, 6 thousand and 3 thousand for South Korea, Japan, Europe & Africa and Hong Kong/Taiwan, respectively.
●
“Customers” are persons who have purchased directly from the Company during the three months ended as of the date indicated. Our Customer numbers include members of our sales force who made such a purchase, including Paid Affiliates and those who qualify as Sales Leaders, but they do not include consumers who purchase directly from members of our sales force.

●
“Paid Affiliates” are any Brand Affiliates, as well as members of our sales force in Mainland China, who earned sales compensation during the three-month period. In all of our markets besides Mainland China, we refer to members of our independent sales force as “Brand Affiliates” because their primary role is to promote our brand and products through their personal social networks.

●
“Sales Leaders” are the three-month average of our monthly Brand Affiliates, as well as sales employees and independent marketers in Mainland China, who achieved certain qualification requirements as of the end of each month of the quarter.

Nu Skin Enterprises Reports Fourth Quarter and 2023 Financial Results	page 8
NU SKIN ENTERPRISES, INC.
Consolidated Statements of Income (Unaudited)
(U.S. dollars in thousands, except per share amounts)
	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenue	$488,640	$522,340	$1,969,131	$2,225,659
Cost of sales	136,215	147,816	611,850	630,915
Gross profit	352,425	374,524	1,357,281	1,594,744

Operating expenses:
Selling expenses	181,326	201,031	742,365	879,634
General and administrative expenses	145,033	127,664	546,858	555,769
Restructuring and impairment expenses	10,003	18,370	19,790	48,494
Total operating expenses	336,362	347,065	1,309,013	1,483,897

Operating income (loss)	16,063	27,459	48,268	110,847
Other income (expense), net	(6,735)	(3,104)	(21,690)	(21,877)

Income (loss) before provision for income taxes	9,328	24,355	26,578	88,970
Provision (benefit) for income taxes	2,046	(32,860)	17,983	(15,808)

Net income (loss)	$7,282	$57,215	$8,595	$104,778

Net income (loss) per share:
Basic	$0.15	$1.16	$0.17	$2.10
Diluted	$0.15	$1.15	$0.17	$2.07

Weighted-average common shares outstanding (000s):
Basic	49,411	49,452	49,711	50,002
Diluted	49,479	49,783	49,860	50,525

Nu Skin Enterprises Reports Fourth Quarter and 2023 Financial Results	page 9
NU SKIN ENTERPRISES, INC.
Consolidated Balance Sheets (Unaudited)
(U.S. dollars in thousands)
	December 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$256,057	$264,725
Current investments	11,759	13,784
Accounts receivable, net	72,879	47,360
Inventories, net	279,978	346,183
Prepaid expenses and other	81,198	87,816
Total current assets	701,871	759,868

Property and equipment, net	432,965	444,806
Operating lease right-of-use assets	90,107	98,734
Goodwill	230,768	206,432
Other intangible assets, net	105,309	66,701
Other assets	245,443	244,429
Total assets	$1,806,463	$1,820,970

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$43,505	$53,963
Accrued expenses	260,366	280,280
Current portion of long-term debt	25,000	25,000
Total current liabilities	328,871	359,243

Operating lease liabilities	70,943	76,540
Long-term debt	478,040	377,466
Other liabilities	106,641	110,425
Total liabilities	984,495	923,674

Commitments and contingencies

Stockholders’ equity:
Class A common stock – 500 million shares authorized, $0.001 par value, 90.6 million shares issued	91	91
Additional paid-in capital	621,853	613,278
Treasury stock, at cost – 41.1 million and 41.1 million shares	(1,570,440)	(1,569,061)
Accumulated other comprehensive loss	(100,006)	(86,509)
Retained earnings	1,870,470	1,939,497
Total stockholders’ equity	821,968	897,296
Total liabilities and stockholders’ equity	$1,806,463	$$1,820,970

Nu Skin Enterprises Reports Fourth Quarter and 2023 Financial Results	page 10
NU SKIN ENTERPRISES, INC.
Reconciliation of Operating Margin Excluding Impact of Certain Charges to GAAP Operating Margin
(in thousands, except for per share amounts)
	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
Operating Income	$16,063	$27,459	$48,268	$110,847
Impact of inventory write-off	-	-	65,728	26,905
Impact of restructuring and impairment	10,003	18,370	19,790	48,494
Impact of other charges(2)	5,260	-	5,260	-
Adjusted operating income	$31,326	$45,829	$139,046	$186,246

Operating margin	3.3%	5.3%	2.5%	5.0%
Operating margin, excluding impact of certain charges	6.4%	8.8%	7.1%	8.4%

Revenue	$488,640	$522,340	$1,969,131	$2,225,659

Nu Skin Enterprises Reports Fourth Quarter and 2023 Financial Results	page 11
NU SKIN ENTERPRISES, INC.
Reconciliation of Effective Tax Rate Excluding Impact of Certain Charges to GAAP Effective Tax Rate
(in thousands, except for per share amounts)
	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
Provision (benefit) for income taxes	$2,046	$(32,860)	$17,983	$(15,808)
Impact of certain charges on provision for income taxes	4,081	31,284	7,324	42,838
Provision for income taxes, excluding impact of certain charges	$6,127	$(1,576)	$25,307	$27,030

Income before provision for income taxes	9,328	24,355	26,578	88,970
Impact of inventory write-off	-	-	65,728	26,905
Impact of restructuring and impairment	10,003	18,370	19,790	48,494
Impact of other charges(2)	5,260	-	5,260	-
Impact of charges associated with our exit from Grow Tech:
Unrealized investment loss	-	-	-	9,009
Income before provision for income taxes, excluding impact of certain charges	$24,591	$42,725	$117,356	$173,378

Effective tax rate	21.9%	(134.9)%	67.7%	(17.8)%
Effective tax rate, excluding impact of certain charges	24.9%	(3.7)%	21.6%	15.6%

Nu Skin Enterprises Reports Fourth Quarter and 2023 Financial Results	page 12
NU SKIN ENTERPRISES, INC.
Reconciliation of Earnings Per Share Excluding Impact of Certain Charges to GAAP Earnings Per Share
(in thousands, except for per share amounts)
	Three months ended December 31,		Year ended December 31,
	2023	2022	2023	2022
Net income	$7,282	$57,215	$8,595	$104,778
Impact of restructuring and inventory write-off expense:
Restructuring and impairment	10,003	18,370	19,790	48,494
Inventory write-off	-	-	65,728	26,905
Tax impact	(3,088)	903	(6,331)	(9,566)
Impact of other charges: (2)
Impact of other charges	5,260		5,260
Tax impact	(993)	-	(993)	-
Impact of charges associated with our exit from Grow Tech:
Unrealized loss on investment	-	-	-	9,009
Tax impact	-	-	-	(1,085)
Tax impact	-	(32,187)	-	(32,187)
Adjusted net income	$18,464	$44,301	$92,049	$146,348

Diluted earnings per share	$0.15	$1.15	$0.17	$2.07
Diluted earnings per share, excluding impact of certain charges	$0.37	$0.89	$1.85	$2.90

Weighted-average common shares outstanding (000)	49,479	49,783	49,860	50,525

(2)  Other charges consist of a legal contingency ($3.0 million) and a non-recurring foreign tax charge ($2.3 million) that were recorded in the fourth quarter of 2023.

Nu Skin Enterprises Reports Fourth Quarter and 2023 Financial Results	page 13
NU SKIN ENTERPRISES, INC.
Reconciliation of Earnings Per Share Excluding Impact of Restructuring to GAAP Earnings Per Share
	Three months ended March 31,		Year ended December 31,
	2024 - Low- end	2024 High- end	2024 - Low- end	2024 High- end
Earnings Per Share	$(0.07)	$0.03	$0.75	$1.15
Impact of restructuring expense:
Restructuring	0.10	0.10	0.30	0.30
Tax impact	(0.03)	(0.03)	(0.10)	(0.10)
Adjusted EPS	$-	$0.10	$0.95	$1.35

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CONTACTS:
Media: media@nuskin.com, (801) 345-6397
Investors: investorrelations@nuskin.com, (801) 345-3577